SCHEDULE 14A

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SCHEDULE 14A INFORMATION

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EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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Selim K. Zilkha

Investor Presentation

regarding

El Paso Corporation

May 2003

Agenda

•	Introduction

•	Shareholder Viewpoint

•	El Paso Board Accountability

•	Zilkha Board Capability

•	OUR Business Plan

•	Smooth Transition

•	Q & A

Selim K. Zilkha – Investor Presentation

1

Introduction

•	Shareholders

•	Directors

•	Management

Selim K. Zilkha – Investor Presentation

2

Shareholder Viewpoint – Selim K. Zilkha

The Results of Current El Paso Leadership

–	Shareholder Decline of over 90%

–	Repeatedly Endorsed Failed Business Strategies

–	Inability to Define and Execute a Clear Plan Going Forward

–	Continuing Lack of Transparency in Financial Disclosures

–	El Paso’s Flawed Culture

–	Fundamental Change is Required

Selim K. Zilkha – Investor Presentation

3

“Shareholder Scorecard”

Performance v. Standard & Poors Multi-Utilities & Unregulated Power Index (from April 1, 2002 to February 18, 2003)

El Paso’s stock price has underperformed several other indices and stocks from April 1, 2002 to February 18, 2003 (the date that Mr. Zilkha started this proxy contest):

•	EP down 72.07 percentage points versus AMEX Natural Gas Index.

•	EP down 65.54 percentage points versus Standard and Poor’s 500 Index.

•	EP down 3.46 percentage points versus The Williams Companies Inc.

•	EP down 31.06 percentage points versus Duke Energy Corporation.

•	EP down 100.79 percentage points versus Kinder Morgan Energy Partners LP.[1]

[1]	Kinder Morgan’s stock price has increased while El Paso’s stock price has plummeted.

Selim K. Zilkha – Investor Presentation

4

Shareholder Viewpoint – Selim K. Zilkha

Our Nominees

–	World class group with wealth of industry specific experience

–	Committed to restoring credibility

–	Determined to regain shareholder value

–	Not beholden to anyone, focused on shareholders

–	The Zilkha slate has demonstrated leadership in corporate governance

–	According to John Olson, “this proposed Board is as deep a bench of energy talent available in Houston at large.”

Selim K. Zilkha – Investor Presentation

5

Issues Regarding The Current El Paso Board

•	Lack of focus by continually pursuing and then abandoning high risk strategies, including telecommunications, LNG and energy trading

•	Inability to execute a sustainable business strategy as they continue to spend more cash than they generate and over-leverage the company

•	Continuing an approach to disclosure that makes it almost impossible to understand El Paso’s true financial position

•	Result – this Board and Management are suffering from a lack of credibility

•	Threats of “golden parachute” severance plans are disingenuous – the current Board has the authority to eliminate this economic threat

Selim K. Zilkha – Investor Presentation

6

Issues Regarding The Current El Paso Board

(cont.)

•	It is time to hold this Board accountable

•	For more details about our Issues, see Appendix A

Selim K. Zilkha – Investor Presentation

7

Zilkha Slate – Our Philosophy

•	A return to good basic management.

•	The Board will establish a corporate culture based upon sustainable profitability, efficiency and full disclosure.

•	All assets must earn the cost of capital or greater.

•	We will rebuild the financial structure so that El Paso can withstand the inevitable business cycles to which all businesses are exposed.

•	Management must be competent and reliable.

Selim K. Zilkha – Investor Presentation

8

Zilkha Slate – Our Philosophy (cont.)

Our first step will be a thorough evaluation of all El Paso assets.

•	Productive assets are defined by their ability to generate returns on invested capital.

•	Assets that generate returns that equal or exceed the cost of capital will be supported and encouraged to grow and provided with the necessary capital.

Selim K. Zilkha – Investor Presentation

9

Zilkha Slate – Our Philosophy (cont.)

If an asset is not productive, our nominees will

•	Determine with management strategies to make the asset productive.

•	If an asset cannot be made productive, we will sell the asset and use the proceeds to fund growth or retire debt. If it cannot be sold, it will be shut down and its working capital reinvested.

•	Asset review will be headed by a board member with expertise in that asset category.

Selim K. Zilkha – Investor Presentation

10

Zilkha Slate – Our Philosophy (cont.)

•	Non-productive assets will be addressed systematically, taking those with the most value first. The first review will be of all assets with $50 million in net book value and greater.

•	First set of asset reviews within 30 days of being seated.

Selim K. Zilkha – Investor Presentation

11

Zilkha Slate – Director Compensation

Philosophy

•	$80,000 annual retainer and a $15,000 Committee Chairperson annual retainer paid entirely in El Paso stock. Stock cannot be sold until Director no longer serves on the Board.

•	One time stock option grant for shares with a market value equal to 50% of the annual retainer.

•	Must own 3 times annual retainer in company stock within 3 years.

•	All other Director plans will be cancelled.

•	Existing El Paso Long-Term Incentive Compensation Plan will be reviewed and any changes will be reviewed and any changes will be submitted for shareholder approval.

•	No longer provide loans and/or guarantees to company officers.

Selim K. Zilkha – Investor Presentation

12

Zilkha Slate – CEO Compensation

Philosophy

•	Annual base salary of $900,000.

•	Maximum Annual incentive award not to exceed 1.5 times base salary and payable only upon attainment of Board performance objectives.

•	Long term incentive compensation.

•	A grant of 400,000 stock options at the current market price vesting over three years.

•	A grant of 100,000 restricted shares vesting over three years.

•	No additional grants during the first three years.

•	Must own 5 times annual base in company stock within 5 years.

•	No “golden parachute” severance package.

Selim K. Zilkha – Investor Presentation

13

Zilkha Slate – Our Management Plan

•	Elect John J. Murphy Chairman of the Board.

•	Elect Stephen D. Chesebro’ CEO.

•	Retain all members of management who are committed to rebuilding El Paso.

•	Build a team focused on shareholder value.

•	Aggressively review all existing management arrangements.

Selim K. Zilkha – Investor Presentation

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Zilkha Slate – Our Business Plan

•	Immediately focus on core (productive) assets to maximize fundamental cash earnings and improve return on equity. WE define core assets as Exploration and Production, Pipeline and Midstream assets that earn their required returns on invested capital.

•	Exit non-core (non-productive) assets and related overhead costs on sound economic terms.

•	Aggressively reduce administrative costs to be equal to, or below, industry norms.

•	Set reasonable, but aggressive, operating and financial targets for each business unit, and hold them accountable for their performance. Reward exceptional performance.

Selim K. Zilkha – Investor Presentation

15

Zilkha Slate – Our Business Plan (cont.)

•	Maintain adequate pipeline expenditures to ensure safe, reliable and efficient operations.

•	Enhance capital available for Exploration and Production through partnerships, farm-outs and other financial arrangements.

•	Reduce El Paso’s leverage, primarily through improved operating performance.

•	Work to restructure existing debt to consolidate and extend maturities where practicable.

•	Immediately enhance El Paso’s financial and business disclosure.

Selim K. Zilkha – Investors Presentation

16

Our Nominees Will Bring Stability to El Paso in a Smooth Management Transition

We believe the management transition to the new board will be a smooth one because of the broad energy industry expertise that exists within the slate and the personal knowledge of significant portions of El Paso’s core businesses and assets.

•	Mr. Chesebro’ was CEO of Tenneco Energy, which is an important part of El Paso’s natural gas transmission system. Tenneco Energy owned and operated a large portion of El Paso’s current Midstream Business. Mr. Chesebro’ established the base for most of El Paso’s international operations including Australia, Indonesia and Brazil. In addition, Mr. Chesebro’ managed South Texas exploration and production activities for both Tenneco Oil Company and Pennzoil. Mr. Chesebro’ was operations manager for Tenneco’s Gulf of Mexico operations when it was the largest and most active in the industry. Mr. Chesebro’ also led the energy industry in achieving increased reliability and transparency in energy trading practices by forming the Gas Industries Standards Board, where he was chairman for the first three years of the organization’s existence.

Selim K. Zilkha – Investor Presentation

17

Our Nominees Will Bring Stability to El Paso in a Smooth Management Transition (cont.)

•	Mr. Murphy has worked with most, if not all of the major pipeline and Exploration and Production companies building refineries, providing pipeline components, or directly contributing to the exploration, production, and processing of oil and gas.

•	Mr. Zilkha owned and operated a significant part of what is now El Paso’s Exploration and Production Business Segment.

•	Mr. Burns and Mr. Bennett both have extensive experience directly related to El Paso’s natural gas business, including trading.

•	Mr. Davis has extensive Exploration and Production plus Midstream experience, and like Mr. Black and Mr. Bowman has led successful Exploration and Production organizations in the United States and worldwide.

Selim K. Zilkha – Investor Presentation

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Our Nominees Will Bring Stability to El Paso in a Smooth Management Transition (cont.)

We also expect a smooth transition because we do not plan mass firings.

Given the current management turmoil at El Paso, we believe that far from bringing disruption, the election of our slate will help stabilize the situation.

Selim K. Zilkha – Investor Presentation

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Conclusion

Our nominees have superior experience.

Our nominees have superior credibility.

As the largest individual shareholder in El Paso, Mr. Zilkha is committed to maximizing the value of your and his investment.

Only fundamental change can fix El Paso’s problems!

Selim K. Zilkha – Investor Presentation

20

Cautionary Statement Regarding Forward

Looking Information – Additional Information

Some of the statements contained in this presentation may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical fact. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which El Paso has been reduced under the current Board, there can be no assurance that Mr. Zilkha or the nominees will succeed in their efforts to turn El Paso around.

On May 12, 2003, Selim K. Zilkha filed with the Securities and Exchange Commission a definitive proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha has furnished the definitive proxy statement to El Paso’s stockholders and may file other proxy solicitation materials.

Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials, when they become available, because they contain important information.

Selim K. Zilkha – Investor Presentation

Cautionary Statement Regarding Forward Looking

Information – Additional Information (cont.)

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Zilkha with the Commission at the Commission’s website at http://www.sec.gov. You may also access a copy of Mr. Zilkha’s definitive proxy statement by accessing www.saveelpasonow.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is included in the proxy statement and Mr. Zilkha’s DFAN14A filed with the Commission on May 21, 2003.

This presentation may quote or refer to independent industry research reports, financial analyst reports and newspaper articles. To the extent such a quote is included in this presentation, Mr. Zilkha has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.

Selim K. Zilkha – Investor Presentation